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                                                                      Exhibit 99


FOR IMMEDIATE RELEASE                  CONTACT:  First Acceptance Corporation
                                                 Chuck Hamilton
                                                 (615) 844-2811


                          FIRST ACCEPTANCE CORPORATION
                         TO REPORT FIRST QUARTER RESULTS

         NASHVILLE, Tenn., November 10, 2004 - First Acceptance Corporation (NYSE: FAC) said today that it will report its first quarter financial results at the close of business on November 11, 2004. The Company's first quarter ended September 30, 2004.

         The Company also announced that it will host a conference call on November 15, 2004, at 10:30 a.m., Eastern Standard Time, to review its first quarter results. Stephen J. Harrison, president and CEO, and Charles D. Hamilton, senior vice president and CFO, will host the conference call. The participant dial-in-numbers are 800-468-9733 (US/Canada) and 706-634-8250 (Int'l/Local).

         First Acceptance Corporation, based in Nashville, began its operations as Liberte Investors, Inc. in 1986. Its insurance subsidiary, USAuto, which began operations in 1995, provides non-standard private passenger automobile insurance primarily through employee-agents in 165 retail offices in seven states. The Company's insurance company subsidiaries are licensed to do business in 22 states.